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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4
TO
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2006

CEA ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50531	20-0308891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Boulevard, Suite 3300, Tampa, Florida	33602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (813) 226-8844

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CEA ACQUISITION CORPORATION (‘‘CEA’’) IS HOLDING PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING CEA’S SECURITIES, REGARDING ITS MERGER WITH etrials WORLDWIDE, INC., AS DESCRIBED IN CEA’S CURRENT REPORT ON FORM 8-K, WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2005 (‘‘AUGUST 2005 8-K’’), AND AMENDMENT NOS. 1, 2 AND 3 THERETO, WHICH WERE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 2005, NOVEMBER 21, 2005 AND DECEMBER 5, 2005, RESPECTIVELY. IT IS ANTICIPATED THAT THIS AMENDMENT NO. 4 TO FORM 8-K AND THE REVISED SLIDE SHOW INCLUDED AS EXHIBIT 99.4 HERETO WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS COMMENCING JANUARY 4, 2006.

EARLYBIRDCAPITAL, INC. (‘‘EBC’’), THE MANAGING UNDERWRITER OF CEA’S INITIAL PUBLIC OFFERING (‘‘IPO’’) CONSUMMATED IN FEBRUARY 2004, IS ASSISTING CEA IN THESE EFFORTS WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. CEA AND ITS DIRECTORS AND EXECUTIVE OFFICERS, AND EBC MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECAL MEETING OF CEA STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF CEA AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, CEA’S REGISTRATION STATEMENT ON FORM S-4 (‘‘FORM S-4’’), INCLUDING PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND DEFINITIVE PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH CEA’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. CEA’S FORM S-4 (INCLUDING PRELIMINARY PROXY STATEMENT/PROSPECTUS) WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 2005 AND WAS AMENDED BY FILING MADE ON DECEMBER 13, 2005. SUCH PERSONS MAY READ CEA’S FORM S-4 AND CEA’S FINAL PROSPECTUS, DATED FEBRUARY 12, 2004, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE CEA OFFICERS AND DIRECTORS AND OF EBC AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: CEA ACQUISITION CORPORATION, 101 EAST KENNEDY BOULEVARD, SUITE 3300, TAMPA, FLORIDA 33602. THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND DEFINITIVE PROXY STATEMENT/PROSPECTUS, ONCE AVAILABLE, AND THE FINAL PROSPECTUS CAN ALSO BE OTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

Item 1.01. Entry into a Material Definitive Agreement

On August 22, 2005, CEA Acquisition Corporation (‘‘CEA’’) entered into an Agreement and Plan of Merger (‘‘Merger Agreement’’) with etrials Worldwide, Inc. (‘‘etrials’’) and certain stockholders of etrials. A wholly owned subsidiary of CEA, formed to effectuate the merger by merging with and into etrials, is also a party to the Merger Agreement. As a result of the merger, etrials will be the surviving corporation and will be a wholly owned subsidiary of CEA. The Merger Agreement was amended on October 31, 2005 to provide that certain shares of CEA common stock that will be issued to the security holders of etrials as a result of the merger will be placed in escrow and released to such security holders only if certain conditions relating to the price of the CEA common stock are satisfied within a prescribed period. It was further amended on December 5, 2005 to provide that the shares of CEA common stock that will be issued to the securities holders of etrials as a result of the merger will not be sold during the 180-day period following the consummation of the merger and also to change the date ‘‘February 11, 2006’’ appearing in Section 5.15 thereof to ‘‘February 18, 2006.’’

On August 25, 2005, CEA filed a Current Report on Form 8-K (‘‘August 2005 8-K’’) that provided certain information about the Merger Agreement and the business and operations of etrials. On November 3, 2005, CEA filed an amendment to the August 2005 8-K (‘‘Amendment No. 1’’) to provide certain information about the amendment to the Merger Agreement dated October 31, 2005 and related matters. On November 21, 2005, CEA filed an amendment to the August 2005 8-K (‘‘Amendment No. 2’’) to include as an exhibit thereto a copy of the slide show presentation that has been distributed to attendees at presentations regarding the merger that CEA has been holding for certain of its stockholders and other persons who might be interested in purchasing CEA’s securities. On December 5, 2005, CEA filed an amendment to the August 2005 8-K (‘‘Amendment No. 3’’) to provide certain information about the amendment to the Merger Agreement dated December 5, 2005.

This Amendment No. 4 to the August 2005 8-K is being filed to provide information that is supplemental to that included in the August 2005 8-K and Amendment Nos. 1, 2 and 3, consisting of a copy of the revised slide show that will be distributed by CEA to attendees at its presentations regarding the merger commencing on or about January 4, 2006 and a summary of certain information regarding etrials that will be similarly distributed.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:
99.4	Revised Slide Show Presentation of CEA Acquisition Corporation
99.5	Summary of Certain Information regarding etrials Worldwide, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2006		CEA ACQUISITION CORPORATION
	By:	/s/ Robert Moreyra Robert Moreyra Executive Vice President CEA Acquisition Corporation